UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2017

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On July 12, 2017, in connection with the closing of the acquisition of LifeWatch AG (“LifeWatch”), a Swiss corporation (as described below), BioTelemetry, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Suntrust Bank, as agent (the “Agent”) for the lenders (the “Lenders”), and as a Lender and swingline lender.  Pursuant to the Credit Agreement, the Lenders agreed to make loans (the “Loans”) to the Company as follows; (i) a term loan (funded on July 12, 2017) in an aggregate principal amount equal to $205,000,000, the proceeds of which were used to (a) refinance existing indebtedness of the Company and its subsidiaries (including indebtedness of LifeWatch) in the amount of approximately $28,000,000, (b) pay a portion of the consideration for the acquisition of LifeWatch, and (c) pay related transaction fees and expenses of the acquisition of LifeWatch; and (ii) a $50,000,000 revolving credit facility for ongoing working capital purposes, which remains undrawn.

The Loans bear interest at an annual rate, at the election of the Company, of (i) with respect to LIBOR rate loans, LIBOR plus the applicable margin and (ii) with respect to base rate loans, the Base Rate (the “prime rate” as published in the Wall Street Journal plus the applicable margin).  The applicable margin is determined by reference to the Company’s Consolidated Total Net Leverage Ratio, as defined in the Credit Agreement.   Currently, the applicable margin is 2.00% for LIBOR loans and 1.00% for base rate loans.

The outstanding principal of the loan will be paid as follows:

•      Beginning January 1, 2018, the principal amount of the term loan will be repaid, on a quarterly basis, in installments of $512,500, plus accrued interest;

•      Beginning January 1, 2019, the principal amount of the term loan will be repaid, on a quarterly basis, in installments of $1,281,250, plus accrued interest;

•      Beginning January 1, 2020, the principal amount of the term loan will be repaid, on a quarterly basis, in installments of $3,843,750, plus accrued interest;

•      Beginning January 1, 2021, the principal amount of the term loan will be repaid, on a quarterly basis, in installments of $5,125,000, plus accrued interest;

•      The remaining principal balance will be repaid on or before July 12, 2022 (or such earlier date upon an acceleration of the Loans by Lenders upon an event of default or termination by the Company).

The Credit Agreement contains customary affirmative and financial covenants regarding the operations of the Company’s business and customary negative covenants that, among other things, limit the ability of the Company to incur additional indebtedness, grant certain liens, make certain investments, merge or consolidate, make certain restricted payments and engage in certain asset dispositions, including a sale of all, or substantially all, of its property.

The Credit Agreement contains events of default that entitle the Lenders to declare a default and accelerate the Company’s obligations under the Credit Agreement and require repayment of the Loans and increase the applicable finance charge or interest rate by an additional 2.0% per annum. These events of default include, among others, any breach of payment obligations or covenants, defaults in payment of other outstanding debt, material misrepresentations, events constituting a material adverse change, the Company’s failure to remain publicly traded, and bankruptcy and insolvency defaults.  Upon the occurrence of a bankruptcy or insolvency default and after giving effect to any applicable grace periods in the Credit Agreement, the Loans immediately become due and payable without demand, notice or legal process of any kind.

The Loans are secured by substantially all of the assets of the Company and by a pledge of the capital stock of the Company’s U.S. based subsidiaries as well as a pledge of 65% of the capital stock of its first tier material foreign subsidiaries, including 65% of the capital stock the Company owns of LifeWatch.

Item 1.02.             Termination of a Material Definitive Agreement

In connection with the entry into the Credit Agreement and the payment of the approximately $25,000,000 outstanding indebtedness under the Credit Agreement between the Company and The General Electric Capital Corporation, as agent for the lenders, and as a lender and swingline lender (the “General Electric Credit Agreement”), the Company terminated the General Electric Credit Agreement.  Pursuant to the General Electric Credit Agreement, the lenders agreed to make loans to the Company as follows; (i) term loans in an amount of $25,000,000 as of the closing date with an uncommitted ability to increase such term loans up to an amount not to exceed $10,000,000, and (ii) revolving loans up to $15,000,000.

The loans bore interest at an annual rate, at the election of the Company, of (i) with respect to LIBOR rate loans, LIBOR plus 4.0%, subject to a LIBOR floor of 1.0% and (ii) with respect to base rate loans, the Base Rate (the “prime rate” as published in the Wall Street Journal plus 3.0%).  The outstanding principal of the loan was required to be paid as follows:

•      Beginning April 1, 2015, the principal amount of the term loans was required to be repaid, on a monthly basis, in installments of $312,500, plus accrued interest;

•      Beginning January 1, 2018, the principal amount of the term loans was required to be repaid, on a monthly basis, in installments of $625,000, plus accrued interest;

•      Beginning October 1, 2019, the remaining $16,562,500 was required to be paid in full on or before December 30, 2019 (or such earlier date upon an acceleration of the loans by Lenders upon an event of default or termination by the Company).

Item 2.01.             Completion of Acquisition or Disposition of Assets

As previously disclosed, on April 9, 2017, the Company, Cardiac Monitoring Holding Company, LLC (“Cardiac”), a Delaware limited liability company and a wholly owned subsidiary of the Company, and LifeWatch entered into a transaction agreement (the “Transaction Agreement”) governing the proposed acquisition by the Company of all of the outstanding shares of LifeWatch with a nominal value of CHF1.30 each (each a “LifeWatch Share” and collectively “LifeWatch Shares”).

Pursuant to the terms of the Transaction Agreement, Cardiac launched a public tender offer (the “Offer”) in Switzerland to acquire all of the outstanding shares of LifeWatch. The per-share consideration for the tendered LifeWatch Shares was comprised, at the election of each LifeWatch shareholder, of either (i) 0.1617 shares of Biotelemetry common stock, par value $0.001 per share (“Biotelemetry Common Stock”), along with CHF10.00 in cash, or alternatively (ii) 0.2350 shares of Biotelemetry Common Stock along with CHF8.00 in cash.  The Offer expired at 4:00 p.m. CEST, on June 28, 2017, upon which the Company announced that 17,848,661 LifeWatch Shares were tendered into the Offer, representing approximately 97.0% of the LifeWatch Shares to which the Offer extended.  Following the expiration of the Offer, the remaining conditions to the Offer were satisfied and, on July 12, 2017, Cardiac completed the settlement of the Offer.  At settlement, Cardiac paid an aggregate consideration of 3,615,840 shares of BioTelemetry Common Stock and cash in the amount of CHF157,502,876 to holders of tendered LifeWatch Shares.  The cash payment was funded with the proceeds of the term loan, as described above in Item 1.01, and cash on hand.

As a result of the Offer, Cardiac became the majority owner of LifeWatch.  Cardiac intends to acquire the remaining untendered LifeWatch Shares pursuant to a short-form merger or a squeeze-out procedure in accordance with Swiss law and takeover regulation.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02.             Unregistered Sales of Equity Securities

As discussed above in Item 2.01, in connection with the acquisition of the LifeWatch Shares in the Offer, the Company issued 3,615,840 shares of BioTelemetry Common Stock.  The Offer was subject to a Tier I exemption pursuant to Rule 14d-1(c) of the Securities Exchange Act of 1934, as amended, and the issuance of BioTelemetry Common Stock in connection therewith was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 802 thereof, because Life Watch is a foreign private issuer and U.S. holders held less than 10% of the LifeWatch Shares that were the subject of the Offer.

Item 8.01.             Other Events.

The Company issued a press release on July 12, 2017, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)           Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter Ferola
Peter Ferola
Senior Vice President and General Counsel
Date: July 14, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 12, 2017